UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 17, 2005
PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)
2381 Rosecrans Avenue
El Segundo, CA 90245
(Address of principal executive offices) (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On August 17, 2005, the Compensation Committee of the Board of Directors of Peerless Systems Corporation (the “Company”) approved the amendment and restatement of the Company’s Transaction Incentive Plan (the “Plan”) to add Alan D. Curtis, Vice President of Corporate Development for the Company, as a participant in the Plan, to give the Compensation Committee greater flexibility to designate participants under the Plan and to clarify certain definitions in the Plan. Under the Plan, upon a change in control of the Company, Mr. Curtis will be entitled to receive a cash payment of up to 15% of a bonus pool determined in accordance with the Plan. The other participants in the Plan are Howard J. Nellor, Chief Executive Officer, and William R. Neil, Chief Financial Officer. The Plan is more fully described in the Company’s Proxy Statement for its 2005 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on May 16, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION
Date: August 23, 2005	By:	/s/ Howard J. Nellor
		Name:	Howard J. Nellor
		Title:	Chief Executive Officer and President

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